Exhibit 99.1

SORL Auto Parts Reports a 37.4% Increase in Sales and a Significant Increase in EPS for the First Quarter of 2017

ZHEJIANG, China, May 15, 2017 -- SORL Auto Parts, Inc. (NASDAQ: SORL) (“SORL” or the “Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, announced today its unaudited financial results for the first quarter ended March 31, 2017.

 First Quarter 2017 Financial Highlights

•	Net sales for the 2017 first quarter increased by 37.4% to $73.9 million from $53.8 million in the first quarter of 2016;

•	Gross profit increased by 42.4% with the gross margin rising to 27.8% from 26.8% in the first quarter of 2016;

•	Net Income attributable to stockholders was $6.9 million, or $0.36 per diluted share, compared with $0.4 million, or $0.02 per diluted share in the first quarter of 2016

Mr. Xiaoping Zhang, SORL's Chief Executive Officer and Chairman, stated, "We are pleased to announce another quarter of robust performance as we posted growth in all lines of our business and achieved margin expansions from top to bottom. Since the Chinese government introduced rigorous regulations on overloading in the truck market to reduce emissions and improve safety, we have been gaining market share with our advanced new products and superior performance. On the cost side, we continued to exceed our goals due to significantly improved economy of scale, strengthened receivables collections and better-than-expected cost control results.”

First Quarter 2017 Financial Results

For the first quarter of 2017, net sales increased by 37.4% to $73.9 million from $53.8 million in the 2016 first quarter. Revenues from the Company’s domestic OEM customers were $41.8 million, an increase of 48.8% from $28.1 million in the first quarter of 2016. The higher OEM sales were mainly due to higher truck sales in the first quarter of 2017. During the first quarter, the total commercial vehicle sales in China grew by 22.9%, while total truck sales were up by 30.9% led by a significant increase of 93.0% year-over-year in the heavy-duty segment.

SORL’s aftermarket sales in China grew by 37.1% to $18.1 million for the first quarter of 2017, compared with $13.2 million for the same period of 2016. New vehicle sales in China and the expiration of their OEM warranties assisted our aftermarket business growth. Revenues from SORL’s international markets sales increased 12.0% to $14.0 million, compared to $12.5 million in the first quarter of 2016 due to an organic expansion of the customer base across several overseas markets.

The gross profit for the first quarter of 2017 increased by 42.4% to $20.5 million from $14.4 million a year ago. Gross margin was 27.8% compared with 26.8% in the first quarter of 2016.

In the first quarter of 2017, operating expenses decreased 17.8% to $11.7 million from $14.2 million in the same quarter of 2016. The decrease reflected a decline of 41.6% in general and administrative expenses. As a percentage of revenue, operating expenses were 15.8% in the first quarter of 2017, compared with 26.4% in the first quarter of 2016.

•	Selling and distribution expenses remained the same at $5.6 million, yet decreased to 7.6% of quarterly revenues from 10.3% a year ago.

•	General and administrative ("G&A") expenses in the first quarter of 2017 were $4.0 million, or 5.5% of quarterly revenues compared with $6.9 million, or 12.9% of total revenues in the first quarter of 2016. The decrease in G&A expenses was mainly due to a decrease in allowance for doubtful accounts during this quarter.

•	Research and development ("R&D") expenses were $2.1 million in the first quarter of 2017 compared with $1.7 million in the first quarter of 2016. As a percentage of revenue, R&D expenses were 2.8% in the first quarter of 2017 compared with 3.2% of revenue in the first quarter of 2016.

Income from operations increased by 761.7% to $9.6 million in the first quarter of 2017 compared with $1.1 million in the first quarter of 2016. As a percentage of revenue, income of operations was 13.0% in the first quarter of 2017, compared with 2.1% in the first quarter of 2016.

Financial expenses were $0.5 million in the first quarter of 2017 compared with $0.2 million in the first quarter of 2016.

Income before income taxes was $9.0 million for the first quarter of 2017, compared to $0.4 million for the same quarter of 2016. The increase in income before income taxes reflected higher sales and operating income with lower operating expenses during the first quarter of 2017 compared to the first quarter of 2016.

The provision for income taxes was $1.3 million in the first quarter of 2017, compared with a gain of $0.3 million in the first quarter of 2016.

Net income attributable to stockholders for the first quarter of 2017 was $6.9 million, or $0.36 per basic and diluted share, compared with $0.4 million, or $0.02 per basic and diluted share a year ago.

Balance Sheet

As of March 31, 2017, the Company had cash and cash equivalents of $11.5 million compared to $8.1 million on December 31, 2016. Total equity increased to $171.0 million at March 31, 2017 compared with $162.4 million at December 31, 2016. On March 31, 2017, working capital was $107.8 million with a current ratio of 1.7 to 1.

Business Outlook

For the fiscal year 2017, management has increased annual guidance of net sales to be approximately $315 million and net income to be approximately $27.5 million. These targets are based on the Company’s current views on the operating and market conditions, which are subject to change.

“We continue to roll out new advanced braking products which immediately gain traction in the market due to their enhanced performance, added features and improved reliability. We have implemented stricter cost controls, purchased more advanced machinery and moved into new facilities to improve our efficiency and increase our profitability,” Ms. Jinrui Yu, SORL's Chief Operating Officer, stated.

Conference Call

Management will host a conference call on Monday, May 15, 2017, at 8:00 A.M. EDT/ 8:00 P.M. Beijing Time to discuss its 2017 first quarter results. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778 and +1-201-689-8565 for international callers, and Mainland China toll free +864-001-202-840. A live web cast of the conference call will also be available at http://www.sorl.cn.

A replay of the call will be available shortly after the conference call through 11:59 P.M. EDT on June 15, 2017, or 11:59 A.M. Beijing Time on June 16, 2017. The replay dial-in numbers are: U.S. toll free number +1-877-481-4010 or the international number +1-919-882-2331; using Conference ID “10392” to access the replay.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "anticipates," "believes," "targets," "goals," "projects," "intends," "plans," "seeks," "estimates," "may," "will," "should" or similar expressions. For example, when the Company describes the evaluation of the preliminary non-binding proposal letter, it is using forward-looking statements. These forward-looking statements may also include statements about the Company's proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company's management that were reasonable when made, but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company's control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company's products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier's inability to fulfill the Company's orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company's dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company's business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company's results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Phyllis Huang
+86-151-6770-5972
+86-577-6581-7721
phyllis@sorl.com.cn

Kevin Theiss

Investor Relations

Awaken Advisors

646-726-6511
kevin.theiss@awakenlab.com

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SORL Auto Parts, Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2017 and December 31, 2016

	March 31, 2017		December 31, 2016
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	US$	11,455,214	US$	8,057,155
Accounts receivable, net, including $0 and $5,025,509 from related parties at March 31, 2017 and December 31, 2016, respectively		104,844,561		102,129,294
Bank acceptance notes from customers		45,638,224		42,697,276
Inventories		71,745,365		65,776,517
Prepayments		20,159,736		10,797,601
Restricted cash		5,596,257		5,476,621
Other current assets		1,774,940		1,124,608
Deferred tax assets		3,219,643		3,210,575
Total Current Assets		264,433,940		239,269,647

Property, plant and equipment, net		54,885,852		53,737,706
Land use rights, net		8,284,055		8,309,333
Intangible assets, net		9,324		11,438
Total Non-Current Assets		63,179,231		62,058,477
Total Assets	US$	327,613,171	US$	301,328,124

Liabilities and Equity
Current Liabilities
Accounts payable and bank acceptance notes to vendors, including $6,234,911 and $1,953,707 due to related parties at March 31, 2017 and December 31, 2016, respectively	US$	60,477,514	US$	65,672,626
Deposit received from customers		25,900,566		22,733,742
Short term bank loans		48,871,970		27,416,376
Income tax payable		1,268,213		996,522
Accrued expenses		17,688,422		20,103,392
Other current liabilities		2,410,732		2,013,943
Total Current Liabilities		156,617,417		138,936,601

Total Liabilities		156,617,417		138,936,601

Equity
Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of March 31, 2017 and December 31, 2016		-		-
Common stock - $0.002 par value; 50,000,000 authorized,
19,304,921 issued and outstanding as of
March 31, 2017 and December 31, 2016		38,609		38,609
Additional paid-in capital		(28,582,654)		(28,582,654)
Reserves		15,822,287		15,129,935
Accumulated other comprehensive income		6,937,331		6,117,042
Retained earnings		152,583,697		146,352,530
Total SORL Auto Parts, Inc. Stockholders' Equity		146,799,270		139,055,462
Noncontrolling Interest In Subsidiaries		24,196,484		23,336,061
Total Equity		170,995,754		162,391,523
Total Liabilities and Equity	US$	327,613,171	US$	301,328,124

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

For The Three Months Ended March 31, 2017 and 2016 (Unaudited)

	Three Months Ended March 31,
	2017		2016

Sales	US$	73,895,781	US$	53,836,728
Include: sales to related parties		3,026,924		2,580,846
Cost of sales		53,348,076		39,397,649
Gross profit		20,547,705		14,439,079

Expenses:
Selling and distribution expenses		5,608,623		5,562,432
General and administrative expenses		4,044,913		6,929,858
Research and development expenses		2,055,096		1,743,687
Total operating expenses		11,708,632		14,235,977

Other operating income, net		788,468		914,205

Income from operations		9,627,541		1,117,307

Interest income		10,550		88,102
Government grants		28,909		4,757
Other income		664		45,589
Interest expenses		(481,160)		(174,460)
Other expenses		(207,531)		(637,629)

Income before income taxes provision (benefit)		8,978,973		443,666

Income taxes provision (benefit)		1,286,174		(34,824)

Net income	US$	7,692,799	US$	478,490

Net income attributable to noncontrolling interest in subsidiaries		769,280		47,849

Net income attributable to common stockholders	US$	6,923,519	US$	430,641

Comprehensive income:

Net income	US$	7,692,799	US$	478,490
Foreign currency translation adjustments		911,432		1,106,640
Comprehensive income		8,604,231		1,585,130
Comprehensive income attributable to noncontrolling interest in subsidiaries		860,423		158,513
Comprehensive income attributable to common shareholders	US$	7,743,808	US$	1,426,617

Weighted average common share - basic		19,304,921		19,304,921

Weighted average common share - diluted		19,304,921		19,304,921

EPS - basic	US$	0.36	US$	0.02

EPS - diluted	US$	0.36	US$	0.02

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For The Three Months Ended March 31, 2017 and 2016 (Unaudited)

	Three Months Ended March 31,
	2017		2016

Cash Flows From Operating Activities
Net Income	US$	7,692,799	US$	478,490
Adjustments to reconcile net income to net cash
used in operating activities:

Allowance for doubtful accounts		-		3,676,683
Depreciation and amortization		2,017,224		1,733,874
Deferred income tax		8,453		(596,802)

Changes in assets and liabilities:
Accounts receivable		(2,151,307)		(3,192,855)
Bank acceptance notes from customers		(2,700,239)		(5,236,626)
Other currents assets		(638,653)		(216,932)
Inventories		(5,594,100)		6,020,763
Prepayments		1,142,387		(4,828,231)
Prepaid capital lease interest		-		40,714
Accounts payable and bank acceptance notes to vendors		(4,434,657)		2,389,292
Income tax payable		265,518		-
Deposits received from customers		3,033,848		1,221,498
Other current liabilities and accrued expenses		(2,133,534)		(1,900,667)
Net Cash Flows Used In Operating Activities		(3,492,261)		(410,799)

Cash Flows From Investing Activities
Change in short term investments		-		2,854,289
Acquisition of property and equipment		(14,320,981)		(1,247,024)
Advance to related party		-		(18,695,590)
Change in restricted cash		(89,465)		(284,338)
Net Cash Flows Used In Investing Activities		(14,410,446)		(17,372,663)

Cash Flows From Financing Activities
Proceeds from bank loans		21,247,576		13,795,728
Repayment of bank loans		-		(20,050,944)
Repayment of capital lease		-		(906,123)
Net Cash Flows Provided By (Used In) Financing Activities		21,247,576		(7,161,339)

Effects on changes in foreign exchange rate		53,190		817,739

Net change in cash and cash equivalents		3,398,059		(24,127,062)

Cash and cash equivalents - beginning of the period		8,057,155		30,230,828

Cash and cash equivalents - end of the period	US$	11,455,214	US$	6,103,766

Supplemental Cash Flow Disclosures:
Interest paid	US$	250,601	US$	275,913
Income taxes paid	US$	1,012,203	US$	677,301